                         CONCURRENT COMPUTER CORPORATION
                                   EXHIBIT 11

             BASIC AND DILUTED EARNINGS (LOSS) PER SHARE COMPUTATION


                                          THREE MONTHS ENDED
                                          SEPTEMBER 30, 2001
                                         --------------------
                                           BASIC     DILUTED
                                         ---------  ---------
Average outstanding shares                 59,564     59,564
Dilutive effect of options and warrants         -          -
                                         ---------  ---------
Equivalent Shares                          59,564     59,564
                                         =========  =========

Net loss                                 $ (3,010)  $ (3,010)
                                         =========  =========
Loss per share                           $  (0.05)  $  (0.05)
                                         =========  =========

                                          THREE MONTHS ENDED
                                          SEPTEMBER 30, 2001
                                         --------------------
                                           BASIC     DILUTED
                                         ---------  ---------

Average outstanding shares                 53,988     53,988
Dilutive effect of options and warrants         -          -
                                         ---------  ---------
Equivalent Shares                          53,988     53,988
                                         =========  =========

Net loss                                 $ (1,794)  $ (1,794)
                                         =========  =========
Loss per share                           $  (0.03)  $  (0.03)
                                         =========  =========


                                      -17-
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